EXHIBIT 11.0
(Page 1 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
	(Unaudited)		(Unaudited)
BASIC
Income (loss) before the cumulative effect of change in accounting principles	$19,578	$(4,855)	$15,627	$(26,893)
Cumulative effect of change in accounting principles	—	—	(252,194)	(12,001)

Net income (loss) applicable to common shares	$19,578	$(4,855)	$(236,567)	$(38,894)

Applicable Shares for Computation of Income (Loss) per Share:
Weighted average common shares outstanding	436,134	430,909	434,402	430,425

Income (Loss) Per Common Share—Basic
Income (loss) before the cumulative effect of change in accounting principles	$0.04	$(0.01)	$0.04	$(0.06)
Cumulative effect of change in accounting principles	—	—	(0.58)	(0.03)

Net income (loss) per common share	$0.04	$(0.01)	$(0.54)	$(0.09)

EXHIBIT 11.0
(Page 2 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
	(Unaudited)		(Unaudited)
DILUTED
Income (loss) before the cumulative effect of change in accounting principles	$19,578	$(4,855)	$15,627	$(26,893)
Cumulative effect of change in accounting principles	—	—	(252,194)	(12,001)

Net income (loss) applicable to common shares	$19,578	$(4,855)	$(236,567)	$(38,894)

Applicable Shares for Computation of Income (Loss) per Share:
Weighted average common shares outstanding	436,134	430,909	434,402	430,425
Weighted average common equivalent shares arising from:
Dilutive stock options	6,029	—	5,606	—
Stock warrants	—	—	294	—

Weighted average number of common and common equivalent shares	442,163	430,909	440,302	430,425

Income (Loss) Per Common Share—Diluted
Income (loss) before the cumulative effect of change in accounting principles	$0.04	$(0.01)	$0.03	$(0.06)
Cumulative effect of change in accounting principles	—	—	(0.57)	(0.03)

Net income (loss) per common share	$0.04	$(0.01)	$(0.54)	$(0.09)